News Release Hewlett Packard Enterprise Announces Changes to Board of Directors

Editorial contact:

Kate Holderness, HPE
+1-917-318-6818
Kate.holderness@hpe.com

PALO ALTO, CA - (January 31, 2019) - Hewlett Packard Enterprise (NYSE: HPE) today announced that Jean Hobby, who most recently served as Global Strategy Officer for PricewaterhouseCoopers LLP (“PwC”), has been appointed as a member of Hewlett Packard Enterprise's Board of Directors, effective immediately. The company also announced that Meg Whitman will not stand for reelection to the Board of Directors as her other professional commitments grow.
“We are delighted that Jean is joining the HPE Board,” said Pat Russo, Chairman of the Board of Directors, HPE. “Jean brings to HPE a broad set of leadership skills and important experience in finance, strategic operations and technology. And, I thank Meg for her long dedication to HPE, helping us successfully launch as an independent company and execute a smooth leadership transition. We wish her every success in the future.”
Jean Hobby to Join HPE Board of Directors
Ms. Hobby spent her 33-year career with PwC in a wide range of leadership roles. Most recently, Ms. Hobby served as Global Strategy Officer for the firm. Prior to that role, she led the multi-billion-dollar U.S. Technology, Media & Telecom Sector practice group. She also previously served as Chief Financial Officer of PwC, where she was responsible for finance, treasury, mergers and acquisitions, external reporting, compliance and governance, and real estate. During her time with the company, Ms. Hobby also served as Global Engagement Partner for companies such as AT&T, Metro PCS, Alltel Corporation, and ICL. Ms. Hobby is a member of the Integer Holdings Corporation Board of Directors, where she chairs the Audit Committee. She is also a member and serves on the Audit Committee of the Texas Instruments Board of Directors. Ms. Hobby received a BA in Accounting from the University of Arkansas.
“Jean has important technology sector knowledge and an appreciation for the opportunities we face at HPE, which will serve us well as we drive investment in innovation, our customers and our employees,” said Antonio Neri, President and CEO of HPE. “We are fortunate to have the strategic counsel and support from a Board of Directors with diverse experiences and proven leadership.”
“I am thrilled by the opportunity to join HPE’s Board of Directors,” said Hobby. “I have long admired HPE’s legacy of innovation and deep commitment to customers, and I look forward to playing a role in helping the company advance its important and impressive enterprise transformation capabilities.”
Meg Whitman to Step Down from HPE Board of Directors
Ms. Whitman has been a member of HPE’s Board of Directors since 2015 and served as Chief Executive Officer of HPE from 2015 to 2018. Previously, she served as Chief Executive Officer of Hewlett-Packard Company from 2011 to 2015.
“With the significant change and transformation of the past few years behind it, HPE is in a very strong position today, with a clear strategy, focused portfolio and experienced leadership team,” said Whitman. “I’m confident in Antonio’s technology prowess and skilled leadership and in the strength of HPE’s Board of Directors, and I will continue to cheer the company from the sidelines.”

About Hewlett Packard Enterprise

Hewlett Packard Enterprise is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze, and act upon data seamlessly from edge to cloud. HPE enables customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future.
Forward-looking statement
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of financial performance, or plans, strategies and objectives of management for future operations or performance. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

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